Exhibit 99.1

For more information contact:
Jennifer Jarman
The Blueshirt Group
415-217-7722
jennifer@blueshirtgroup.com

Synaptics Reports Results for Third Quarter of Fiscal 2008
Santa Clara, CA — April 24, 2008 — Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the third quarter ended March 31, 2008. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented and non-cash other-than-temporary impairment charges for all fiscal 2008 periods presented.
Net revenue for the third quarter of fiscal 2008 was $78.9 million, an increase of approximately 23% over $64.3 million in net revenue for the third quarter of fiscal 2007. Net income for the third quarter of fiscal 2008 was $3.0 million, or $0.12 per diluted share, compared with net income of $5.6 million, or $0.20 per diluted share, for the third quarter of fiscal 2007. Net income for the third quarter of fiscal 2008 included a non-cash other-than-temporary impairment charge of $2.2 million related to the Company’s investment in auction rate securities. Excluding share-based compensation and the non-cash other-than-temporary impairment charge, net income for the third quarter of fiscal 2008 was $8.8 million, or $0.35 per diluted share, compared with $8.1 million, or $0.28 per diluted share, for the third quarter of fiscal 2007.
“During the fiscal third quarter, we experienced solid year-over-year revenue growth in our PC and non-PC markets of 20% and 34%, respectively. Revenue from mobile phone applications approached 10% of total net revenue, and we expect it to trend up through the remainder of the calendar year,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “During the quarter, we made progress in scaling the organization to support our growing pipeline of design opportunities. Additionally, we aggressively executed on our stock buyback program by purchasing 4 million shares, further underscoring our confidence in Synaptics’ prospects as well as our commitment to delivering stockholder value.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “We exited the March quarter with a healthy backlog of $48.1 million, an increase of approximately 28% compared with the prior quarter end. Based on our backlog and current visibility, we anticipate revenue in the June quarter will be $90 million to $95 million, an increase of 26% to 33% over the comparable quarter last year. Although we are mindful of the broader macroeconomic concerns, looking out into the September quarter, current visibility suggests sequential revenue growth in the range of 8% to 14% relative to the mid-point of our anticipated June quarter revenue level.”
Synaptics’ cash and short-term investments at the end of March, excluding all auction rate securities, totaled $156.6 million. The Company’s total investment in auction rate securities was $48.6 million, all of which are investment grade securities that are paying interest at the contractual rates. Based on a fair value analysis in accordance with U.S. GAAP, the Company has accounted for non-cash impairment of $7.3 million, of which $5.1 million is temporary and $2.2 million is other-than-temporary. “We will continue to monitor our investments in auction rate securities in light of the current debt market environment. We are confident that our existing cash and other short-term investments and our expected future cash flow from operations will be sufficient to allow us to continue to hold our current auction rate securities. If we hold our auction rate securities to term, and if the issuer pays all amounts due, the impairment charges would be reversed,” stated Mr. Knittel.
Earnings Call Information
The Synaptics third quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 24, 2008, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-257-1836 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses net income per share excluding share-based compensation and unusual or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and unusual or non-recurring items is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income. The Company presents net income excluding share-based compensation and unusual or non-recurring items because it considers it an important supplemental measure of its performance. The Company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and unusual or non-recurring items. Net income excluding share-based compensation and unusual or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP net income. The principal limitations of this measure are that it does not reflect the Company’s actual expenses and may thus have the effect of inflating its net income and net income per share.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue, revenue growth rates, and cash flow from operations; its beliefs regarding the liquidity and quality of its investments in auction rates securities; its beliefs regarding the markets it serves; its position and opportunities in those markets; its assessment of market demands and trends in target markets; and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2007. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

Net revenue	$78,861	$64,309	$264,203	$195,211
Cost of revenue (1)	46,688	39,162	155,521	117,278

Gross margin	32,173	25,147	108,682	77,933
Operating expenses Research and development (1)	13,560	9,485	35,655	28,631
Selling, general, and administrative (1)	12,181	9,339	34,346	26,067
Restructuring costs	—	—	—	915

Total operating expenses	25,741	18,824	70,001	55,613

Operating income	6,432	6,323	38,681	22,320
Interest income	2,293	2,713	8,301	8,230
Interest expense	(449)	(488)	(1,373)	(1,463)
Gain on settlement of debt	—	—	2,689	—
Impairment of investment	—	—	(4,000)	—
Impairment of auction rate securities investments	(2,237)	—	(2,237)	—

Income before income taxes	6,039	8,548	42,061	29,087
Provision for income taxes (2)	3,031	2,913	13,595	9,984

Net income	$3,008	$5,635	$28,466	$19,103

Net income per share:
Basic	$0.12	$0.22	$1.10	$0.75

Diluted	$0.12	$0.20	$1.05	$0.67

Shares used in computing net income per share:
Basic	24,760	25,823	25,932	25,509

Diluted	25,302	29,592	27,134	29,512

(1) Includes share-based compensation charges of:

Cost of revenue	$377	$160	$966	$492
Research and development	1,797	1,262	4,556	3,736
Selling, general, and administrative	2,680	1,966	7,146	6,169

	$4,854	$3,388	$12,668	$10,397

(2) Includes tax benefit for share-based compensation charges of:

	$1,255	$896	$4,628	$2,775

Non-GAAP net income per share
Basic	$0.36	$0.31	$1.57	$1.08

Diluted	$0.35	$0.28	$1.50	$0.95

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	June 30,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$107,837	$45,915
Short term investments	77,906	219,102

Total cash, cash equivalents, and short-term investments	185,743	265,017
Receivables, net of allowances of $364 and $419, respectively	57,762	56,721
Inventories	20,284	12,034
Prepaid expenses and other current assets	14,250	4,245

Total current assets	278,039	338,017

Property and equipment, net	22,367	19,400
Goodwill	1,927	1,927
Non-current auction rate securities	12,246	—
Other assets	4,999	13,968

Total assets	$319,578	$373,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,229	$21,552
Accrued compensation	6,055	5,372
Income taxes payable	5,969	3,400
Other accrued liabilities	8,522	6,272
Note payable	—	1,500

Total current liabilities	39,775	38,096

Convertible senior subordinated notes	125,000	125,000
Other liabilities	15,819	2,129

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 31,273,857 and 29,666,660 shares issued, respectively	31	30
Additional paid in capital	216,228	180,746
Less: 8,088,100 and 3,588,100 treasury shares, respectively, at cost	(200,745)	(72,345)
Retained earnings	128,261	99,795
Accumulated other comprehensive loss	(4,791)	(139)

Total stockholders’ equity	138,984	208,087

Total liabilities and stockholders’ equity	$319,578	$373,312

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

Numerator:
Basic net income	$3,008	$5,635	$28,466	$19,103
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	—	266	—	532

Diluted net income	$3,008	$5,901	$28,466	$19,635

Denominator:
Shares, basic	24,760	25,823	25,932	25,509
Effect of dilutive share-based awards	542	1,295	1,202	1,529
Effect of convertible notes	—	2,474	—	2,474

Shares, diluted	25,302	29,592	27,134	29,512

Net income per share:
Basic	$0.12	$0.22	$1.10	$0.75

Diluted	$0.12	$0.20	$1.05	$0.67

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$3,008	$5,635	$28,466	$19,103
Non-GAAP adjustments (net of tax, if applicable):
Gain on settlement of debt	—	—	(2,078)	—
Impairment of investment	—	—	4,000	—
Impairment of auction rate securities investments	2,237	—	2,237	—
Restructuring costs	—	—	—	890
Share-based compensation	3,599	2,492	8,040	7,622

Non-GAAP basic net income	8,844	8,127	40,665	27,615

Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	—	266	—	532

Non-GAAP diluted net income	$8,844	$8,393	$40,665	$28,147

Denominator:
Shares, basic	24,760	25,823	25,932	25,509
Effect of dilutive share-based awards	542	1,587	1,202	1,798
Effect of convertible notes	—	2,474	—	2,474

Shares, diluted	25,302	29,884	27,134	29,781

Non-GAAP net income per share:
Basic	$0.36	$0.31	$1.57	$1.08

Diluted	$0.35	$0.28	$1.50	$0.95